UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2007

Perot Systems Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22495	75-2230700
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 West Plano Parkway, Plano, Texas		75075
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-577-0000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2007, Perot Systems Corporation (the "Company") borrowed $55,000,000 under its Amended and Restated Credit Agreement dated August 28, 2006 (the "Credit Agreement"), by and among the Company, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, KeyBank National Association, Suntrust Bank, Wells Fargo Bank, N.A., Wachovia Bank, N.A., Comerica Bank, Southwest Bank of Texas, N.A., Bank of Texas, N.A., The Bank of Tokyo-Mitsubishi, Ltd., Bank Hapoalim B.M., Mizuho Corporate Bank, Ltd., as Lenders, to fund a portion of the purchase price for the acquisition of J.J. Wild Holdings, Inc., and its subsidiary, J.J. Wild, Inc. (collectively, "J.J. Wild").

Item 8.01 Other Events.

On August 31, 2007, the Company completed the acquisition of J.J. Wild. J.J. Wild is an information technology services company providing services to the hospital market. A copy of the press release announcing the completion of the acquisition is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

EXHIBITS.

EXHIBIT NUMBER - DESCRIPTION

99.1 - Press Release dated September 4, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perot Systems Corporation

September 5, 2007	By:	Rex C. Mills

Name: Rex C. Mills
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 4, 2007